Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned directors of Education Lending Group, Inc., a Delaware corporation, which proposes to file with the Securities and Exchange Commission one or more post-effective amendments to a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, with respect to this offering of securities, hereby constitutes and appoints James G. Clark and Douglas L. Feist, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign in any and all capacities and to file (i) any and all amendments, post-effective amendments and supplements to such registration statement with all exhibits thereto and other documents in connection therewith and (ii) any and all applications or other documents pertaining to such securities or such registration, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Signature	Title	Date

/s/ ROBERT deROSE Robert deRose	Director and Chief Executive Officer (Principal Executive Officer)	07/23/04

/s/ MICHAEL H. SHAUT Michael H. Shaut	Director, President and Chief Operating Officer	07/23/04

/s/ JAMES G. CLARK James G. Clark	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	07/23/04

/s/ SAMUEL BELZBERG Samuel Belzberg	Director	07/23/04

/s/ LEO KORNFELD Leo Kornfeld	Director	07/23/04

/s/ RICHARD J. HUGHES Richard J. Hughes	Director	07/23/04

/s/ C. DAVID BUSHLEY C. David Bushley	Director	07/23/04

/s/ JEFFREY E. STIEFLER Jeffrey E. Stiefler	Director	07/23/04

/s/ ROBERT V. ANTONUCCI Robert V. Antonucci	Director	07/22/04